UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2009

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Broadway, Suite 350 Santa Monica, CA 90401 USA
(Address of principal executive offices)

(310)496-4288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02	Unregistered Sale of Securities

On October 23, 2009, Artificial Life, Inc., or the Company, closed a private placement offering with 3M Company of 6,447,491 shares of common stock for an aggregate purchase price of $6,447,491. The issuance of the common stock is exempt from the registration requirements of the Securities Act of 1933, as amended, or the Act, in accordance with Section 4(2) of the Act and Regulation D under the Act.

Item 8.01	Other Events

On October 26, the Company issued a press release announcing that the Company has raised new funds through the private placement offering described in Item 3.02. The Company also announced that it had entered into an alliance agreement with 3M Company outlining the parties’ intent to collaborate in the coming years in projects related to the research and development of new mobile device products and technology. This agreement also provides that 3M and the Company plan to cooperate in connection with the marketing of certain of the Company’s existing and new products. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
99.1	Press Release	Filed electronically herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL LIFE, INC.

October 26, 2009

By:	/s/ EBERHARD SHOENBURG Eberhard Schoneburg, Chief Executive Officer